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                                                                     EXHIBIT 5.1

                     OPINION AND CONSENT OF BAKER & McKENZIE

                               September 29, 2000


Millennium Cell Inc.
1 Industrial Way West
Eatontown, NJ  07724

          Re: Millennium Cell Inc. - Registration Statement for Offering of an Aggregate of 5,500,000 Shares of Common Stock

Dear Ladies and Gentlemen:

          We have acted as counsel to Millennium Cell Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 5,500,000 shares of common stock (the "Shares") under the Millennium Cell Inc. Amended and Restated 2000 Stock Option Plan (the "Plan").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements duly authorized under the Plan, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.


                                            Very truly yours,

                                            /s/ BAKER & McKENZIE
                                            BAKER & McKENZIE